                                                                   EXHIBIT 4.2


           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.


                                     WARRANT


               WARRANT TO PURCHASE ______________________________________
                 (___________________) SHARES OF COMMON STOCK


                                      OF


                      SONUS COMMUNICATION HOLDINGS, INC.


                      Date of Issuance: July ____, 2000


                                No.__________

THIS CERTIFIES that, for value received, ________________________________, or its assigns (in either case, the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), at the price per share set forth in
Section 8 hereof, the number of shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), set forth in Section 7 hereof. This Warrant is referred to herein as the "Warrant" and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as "Warrant Shares". Capitalized terms used but not defined herein shall have the respective meanings accorded such terms in the Confidential Private Placement Memorandum dated July 5, 2000.

      Section 1. Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto (the "Exercise Notice"), of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) a check in the amount of the aggregate exercise price for the Warrant Shares being purchased, and (c) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice, (ii) the check mentioned above, and (iii) this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice, provided the Warrants specified in such notice have vested on or prior to the date such notice is delivered. If the Holder elects to purchase, at any time, less than the number of shares of Common Stock then purchasable under the terms of this Warrant, the Company shall issue to the Holder a new Warrant exercisable into the number of remaining shares of Common Stock purchasable under this Warrant. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws as well as such other legend(s) the Company requires to be included on certificates for its Common Stock. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable. This Warrant may be exercised on multiple occasions in amounts not less than 15% of the original amount issued before the expiration of its term as described in this Section 1. This Warrant will expire on July 24, 2005 (the "Expiration Date").

       Section 2. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

       Section 3. Fractional Shares. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

       Section 4. Transfer of Warrant and Warrant Shares. The Holder may sell, pledge, hypothecate, or otherwise transfer this Warrant, in whole or in part, only in accordance with and subject to the terms and conditions set forth in the Subscription Agreement and then only if such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities, and is made in accordance with applicable State securities laws.

       Section 5. Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

       Section 6. Rights of the Holder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. Prior to exercise, no provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


       Section 7. Number of Warrant Shares. This Warrant shall be exercisable for up to ________________________________ (_______________) shares of the
Company's Common Stock, as adjusted in accordance with this Agreement.


       Section 8. Exercise Price; Redemption; Adjustment of Warrants.

       (a) Determination of Exercise Price. The per share purchase price (the "Exercise Price") for each of the Warrant Shares purchasable under this Warrant shall be equal to sixty cents ($0.60).

       (b) Redemption of Warrants. In the event (i) a registration statement has been filed under the Securities Act covering the Warrant Shares and other securities which the Company is contractually obligated to register, and such registration statement is declared effective by the Securities and Exchange Commission, and (ii) the bid price of the Common Stock on the OTC Bulletin Board or other exchange is $1.00 or higher for twenty consecutive trading days, the Company shall have the option to deliver a redemption notice (the "Redemption Notice") to the holder of this Warrant. Upon delivery of the Redemption Notice, all Warrants which remain outstanding on the 30th day following delivery of the Redemption Notice shall be automatically redeemed by the Company for $.01 per Warrant (the "Redemption Price"). All such unexercised Warrants shall be deemed cancelled upon the Company's delivery of the Redemption Price to the Holder. Upon receipt of the Redemption Price, Holder agrees to return any documentation of the unexercised Warrants to the Company.

       (c) Adjustments for Stock Dividends, Distributions and Subdivisions. If the Company at any time or from time to time after the original issue date shall declare or pay any dividend or distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then the number of shares of Common Stock into which this Warrant is exercisable shall be increased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the stock dividend, distribution or subdivision, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock issued and outstanding after giving effect to such stock dividend, distribution or subdivision, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such stock dividend, distribution or subdivision. If the outstanding shares of Common Stock shall be divided or increased because of a stock dividend or distribution, by stock split or otherwise, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such dividend, distribution or division shall, concurrently with the effectiveness of such division, dividend or distribution, be proportionately decreased.

       (d) Adjustments for Combinations or Consolidation of Common Stock. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock into which this Warrant is exercisable shall be decreased to an amount which is equal to the product of (i) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to combination or consolidation, as the case may be, and (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock issued and outstanding after giving effect to such combination or consolidation, and the denominator of which is the number of shares of Common Stock issued and outstanding prior to such combination or consolidation. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

       (e) Adjustment for Mergers or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

       (f) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment.

       (g) Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole or in part; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

       (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all appropriate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (i) Fractional Shares. No fractional share shall be issued upon the exercise, in whole or in part, of this Warrant. If any exercise in whole or in part of this Warrant would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company).

       Section 9. Piggy-Back Registration Rights.

       (a) Grant of Piggy-Back Rights. In the event that the Company shall hereafter initiate a registration of any of its common stock, par value $.001 per share (a "Registered Offering"), either for its own account or the account of any other holder or holders of equity securities or securities convertible into equity securities of the Company, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, or (iv) an initial public offering of the Company, the Company will provide you with written notice thereof within 30 days of the filing date of the first registration statement filed in connection with the Registered Offering (the "Company Notice"), and, subject to the other terms and conditions set forth in this Section, include in such registration (and any related qualification under blue sky laws or other compliance) and any underwriting involved therein, if any, the Warrant Shares which the Holder requests to be included therein within 10 days after the date of the Company Notice (collectively, the "Registrable Securities").

       (b) Underwritten Registered Offering. If the Registered Offering of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise you as a part of the Company Notice. In such event, your rights to registration pursuant to this Section 9 shall be conditioned upon your participation in such underwriting, and the inclusion of your Registrable Securities in the underwriting shall be limited to the extent provided herein. You shall (together with the Company and the other holders distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 9, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of your Registrable Securities to be included in such registration to such number of your Registrable Securities which the managing underwriter determines can be included in such underwriting without reducing the number of shares to be sold by the Company pursuant to such underwriting or by any persons or entities exercising demand registration rights in connection with such registration. In such event, the Company shall so advise you and the number of shares (other than shares being registered by the Company) that may be included in the registration and underwriting shall be allocated among all the holders of the Company's shares wishing to participate in the Registered Offering in proportion, as nearly as practicable, to the respective amounts of shares held by such holders at the time of filing the Registration Statement. To facilitate the




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

allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any holder to the nearest 100 shares. If you disapprove of the terms of any such underwriting, you may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

       (c) Termination and Withdrawal of Registration. The Company shall have the right to terminate or withdraw any Registered Offering or other registration prior to the effectiveness of such registration whether or not you have elected to include your Registrable Securities in such registration.

       (d) Expenses. All registration expenses incurred in connection with registrations pursuant to this Section 9 shall be borne by the Company. Unless otherwise stated, all selling expenses relating to your Registrable Securities shall be borne by you.

       (e) Notification Requirements. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep you advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

           (i) prepare and file with the Commission a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs; and

           (ii) furnish to you, should you participate in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents you and/or the underwriters may reasonably request in order to facilitate the public offering of such securities.

       (f) Underwriting Agreement Governs. In the event the terms of this
Section 9 conflicts with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

       (g) Information. If your Registrable Securities are to be included in any Registered Offering, you shall furnish to the Company such information as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

       (h) Termination. The rights granted pursuant to this Section 9 shall terminate at such time as the Company has registered your Registrable Securities in a Registered Offering or other registration or when you are permitted to sell all of your Warrant Shares within any ninety day period under Rule 144 promulgated under the Securities Act of 1933.

       Section 10. Certain Distributions. In case the Company shall, at any time, prior to the Expiration Date set forth in Section 1 hereof, declare any distribution of its assets to holders of its Common Stock as a partial liquidation, distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder shall be entitled, upon the proper exercise of this Warrant in whole or in part prior to the effecting of such declaration, to receive, in addition to the shares of Common Stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been a holder of record of such shares of Common Stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

       Section 11. Dissolution or Liquidation. In case the Company shall, at any time prior to the Expiration Date set forth in Section 1 hereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the proper exercise of this Warrant in whole or in part and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.

       Section 12. Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification or change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 12 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock. In the event that in any such capital reorganization, reclassification, or other change, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.

       Section 13. Indemnification.

       (a) Indemnification. The Holders agree, if any of Holders' Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each Person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by you. Notwithstanding the foregoing, your liability under this subsection shall be limited in an amount equal to the initial price of the Registrable Securities sold by you, unless such liability arises out of or is based on willful misconduct by you.

       (b) Indemnification Procedure. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

       Section 14. Miscellaneous.

       (a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties, except to the extent otherwise provided herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

       (c) Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

       (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       (e) Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

               i. if to the Company, addressed to SONUS COMMUNICATION HOLDINGS, INC., 1600 Wilson Blvd., Suite 1008, Arlington, Virginia 22209, Attention: W. Todd Coffin, with a copy to Cecil E. Martin, III, Esquire, McGuireWoods LLP, Seven Saint Paul Street, Suite 1000, Baltimore, Maryland 21202-1626, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and

               ii. if to the Warrant holder, at the address indicated on the signature pages hereof, or at such other addresses as such Holder may designate by notice to the Company in accordance with the provisions of this Section.

       (f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Holders receiving Warrants in the Offering.

(g) Entire Agreement. This Agreement and the Subscription Agreement (including the exhibits and schedules hereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

       IN WITNESS WHEREOF, the undersigned hereby sets is hand and seal this ____ day of July, 2000.

                                SONUS COMMUNICATION HOLDINGS, INC.

                                By:
                                   --------------------------------------------
                                Name: John K. Friedman
                                Title:    President


                                Investor Name:
                                              ---------------------------------
                                Investor Address:
                                                 ------------------------------

                                 EXERCISE NOTICE



Dated: _____________________

The undersigned hereby irrevocably elects to exercise his, her or its right to purchase _________ shares of the common stock, $.0001 par value per share (the "Common Stock"), of SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), such right being pursuant to a Warrant dated __________________, 2000, and as issued to the undersigned by the Company, and remits herewith the sum of $______ in payment for same in accordance with the Exercise Price specified in Section 8 of said Warrant.



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


                                 ASSIGNMENT FORM


Dated: _____________________

           For value received ____________________ hereby sells, assigns and transfers unto
           Name:
                --------------------------------------------
                 (Please typewrite or print block letters)

           Address:
                    ----------------------------------------

                    ----------------------------------------

    and appoints:
                    ----------------------------------------

                    ----------------------------------------

Attorney to transfer the said Warrant on the books of SONUS COMMUNICATION HOLDINGS, INC. with full power of substitution in the premises.

                                Signature:
                                           ------------------------------






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